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                                                                   EXHIBIT 23.3a


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of Summit Properties Inc. on Form S-3 relating to the Summit Properties Inc. Dividend Reinvestment and Stock Purchase Program of our report dated March 3, 1997, on our audit of the financial statements of Portofino Place, Ltd. for the years ended December 31, 1996 and 1995, which reports are included in the Summit Properties Inc. Form 8-K/A-1 filed on May 1, 1997.



REZNICK FEDDER & SILVERMAN
Bethesda, Maryland

October 21, 1997